As filed with the Securities and Exchange Commission on February 9, 2006
Registration No. 333-38776

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KESTREL ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0772451
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1726 Cole Boulevard, Suite 210
Lakewood, Colorado 80401
(303) 295-0344
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kestrel Energy, Inc.
Stock Option Plan
____________________
With copies to:
TIMOTHY L. HOOPS President Kestrel Energy, Inc. 1726 Cole Boulevard, Suite 210 Lakewood, Colorado 80401 (303) 295-0344 (303) 295-1961 Fax	S. LEE TERRY, JR., ESQ. Davis Graham & Stubbs LLP 1550 17th Street, Suite 500 Denver, Colorado 80202 (303) 892-9400 (303) 893-1379 Fax
(Names, addresses, including zip codes, and telephone numbers, including area codes, of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-38776) (the “Registration Statement”) of Kestrel Energy, Inc. (the “Company”) pertaining to up to 300,000 shares of the Company’s no par value common stock, under the Company’s Stock Option Plan, which was filed with the Securities and Exchange Commission and became effective on June 7, 2000. As of December 15, 2005, all 300,000 shares previously registered under the Registration Statement had not been issued.

On August 24, 2005, the Company filed a Form 15 with the Commission to effect the deregistration of its common stock. In accordance with the undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 8th day of December, 2005.

KESTREL ENERGY, INC.

By:/s/Timothy L. Hoops
Timothy L. Hoops, President and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/Timothy L. Hoops	President, Chief Executive	December 8, 2005
Timothy L. Hoops	Officer, Principal Executive Officer, Principal Financial and Accounting Officer and Director

/s/Robert J. Pett	Chairman of the Board	December 8, 2005
Robert J. Pett

/s/John T. Kopcheff	Director	December 8, 2005
John T. Kopcheff

	Director	December _, 2005
Kenneth W. Nickerson

	Director	December _, 2005
Mark A.E. Syropoulo

/s/Neil T. MacLachlan	Director	December 8, 2005
Neil T. MacLachlan